EXHIBIT 10.1

2014 INCENTIVE PLAN

OF SCHOOL SPECIALTY, INC.

(AMENDED EFFECTIVE APRIL 9, 2018)

(Initially approved by the Board of Directors on April 24, 2014 and amended on May 22, 2014, initially approved by the stockholders at the 2014 Annual Meeting on September 4, 2014, and amended by the Board of Directors on April 9, 2018, subject to stockholders’ approval at the 2018 Annual Meeting)

1.	PURPOSE OF THE PLAN

The purpose of this 2014 Incentive Plan of School Specialty, Inc. (this “Plan”) is to enable School Specialty, Inc., a Delaware corporation (the “Company”), to attract, retain and motivate its Directors, Employees and Consultants, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

2.	PERSONS ELIGIBLE UNDER PLAN

Any person who is a Director, Employee or Consultant of the Company as determined, in its discretion and for purposes only of this Plan, by the Administrator (an “Eligible Person”), shall be eligible to be considered for the grant of Awards hereunder. A “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 15 of the Plan.

3.	DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)	“Administrator” means the Board of Directors or committee thereof as will be administering the Plan, in accordance with Section 6 of the Plan.

(b)	“Award” shall mean an Incentive Bonus, Option, Restricted Stock, Restricted Stock Unit, or SAR granted under the Plan.

(c)	“Board of Directors” shall mean the entire board of directors of the Company.

(d)

“Cause” means a (i) conviction of a felony or misdemeanor involving moral turpitude, or (ii) willful gross neglect or willful gross misconduct in carrying out the individual’s duties, resulting in material economic harm to the Company or any Successor.

(e)	“Change in Control” shall mean the first to occur of the following:

(1) the merger or consolidation of the Company with or into another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 66 2/3% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

(2) the acquisition, directly or indirectly, by another entity, person or group, of 66 2/3% or more of the Company’s then outstanding voting stock;

(3) the liquidation or dissolution of the Company;

(4) during any period of 12 consecutive months, individuals who at the beginning of such 12-month period constituted the Board of Directors (together with any new Directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, provided, however, that a Change in Control will not be deemed to have occurred in respect of a merger in which (x) the Company is the surviving corporation, (y) no person or group acquires, directly or indirectly, 66 2/3% or more of the Company’s outstanding voting stock and (z) the Shares outstanding prior to the merger remain outstanding thereafter; and provided further, that a merger or consolidation will not be considered a Change in Control if such transaction results only in the reincorporation of the Company in another jurisdiction or its restructuring into holding company form;

(5) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any entity, person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this Section 3(e)(5), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (a) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (b) an entity, person or group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (c) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by an entity, person or group described in this Section 3(e)(5). For purposes of this Section 3(e)(5), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)	“Company” has the meaning set forth in Section 1 of the Plan.

(h)	“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i)	“Director” means a member of the Board of Directors of the Company.

(j)

“Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(k)	“Eligible Person” has the meaning set forth in Section 2 of the Plan.

(l)	“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(m)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)

“Good Reason” shall mean (i) a material diminution in a Participant’s authority or duties, (ii) a material reduction in a Participant’s base salary (excluding, however, any reduction made in connection with, and proportionate to, a Company-wide reduction), or (iii) a material change in a Participant’s location of employment (excluding any required relocation within a 50-mile radius of such location of employment); provided, however, that the Participant has given notice of the existence of the good reason condition within 60 days of its occurrence, and the Company has been given at least 30 days to remedy the condition and has failed to do so.

(o)	“Grant Value” of a SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(p)

“Incentive Bonus” means a bonus opportunity awarded under Section 10 of the Plan pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Incentive Bonus Agreement.

(q)	“Incentive Bonus Agreement” shall mean the agreement whereby the Company’s grant of an Incentive Bonus to a Participant is confirmed.

(r)	“Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(s)

“Fair Market Value” shall mean (a) the average of the closing bid and asked prices of the common stock on the OTCQB Marketplace (or if the common stock is not then traded on the OTCQB Marketplace, the average of the closing bid and asked prices on such other exchange or inter-dealer quotation system on which the common stock is listed) as reported in any commonly-accepted electronic medium or other authoritative source on the indicated date or (b) if no sales of common stock were made on said marketplace (or other exchange or inter-dealer quotation system) on that date, Fair Market Value shall mean the average of the closing bid and asked prices of common stock as reported for the most recent preceding day on which sales of common stock were made on said marketplace (or other exchange or inter-dealer quotation system); provided, however, that if the aggregate trading volume of Shares on the OTCQB Marketplace or such other exchange or inter-dealer quotation system during the five trading days preceding the indicated date is less than one percent of the total number of Shares outstanding on that date, “Fair Market Value” shall mean such other fair market value as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(t)	“OTCQB Marketplace” means the OTCQB Marketplace or such other marketplace, stock exchange or quotation system on which Shares are listed or quoted.

(u)

“Nonqualified Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Section 7 of the Plan.

(v)	“Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan.

(w)	“Option Agreement” shall mean the agreement whereby the Company’s grant of an Option to a Participant is confirmed.

(x)	“Participant” has the meaning set forth in Section 2 of the Plan.

(y)	“Plan” has the meaning set forth in Section 1 of the Plan.

(z)

“Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (a) cash flow, (b) earnings per share, (c) EBITDA (earnings before interest, taxes, depreciation and amortization), (d) Adjusted EBITDA (operating profit adjusted to exclude non-cash expenses of depreciation, amortization, pension expense, stock compensation expense and management incentive cash compensation plan provisions), (e) return on equity, (f) total stockholder return, (g) return on capital, (h) return on assets or net assets, (i) revenue or sales, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, (o) market share, (p) share price, and (q) average working capital as a percentage of sales. The Administrator may specify any reasonable definition of the Qualifying Performance Criteria it uses at the time the goals for such Qualifying Performance Criteria goals are set. The Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in the audited financial statements of the Company for the applicable year.

(aa)	“Restricted Period” has the meaning set forth in Section 8(b) of the Plan.

(bb)	“Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Section 8 of the Plan.

(cc)	“Restricted Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Restricted Stock to a Participant is confirmed.

(dd)	“Restricted Stock Unit” shall mean a right to receive one Share from the Company in accordance with, and subject to, Section 8 of the Plan.

(ee)	“Restricted Stock Unit Agreement” shall mean the agreement whereby the Company’s grant of Restricted Stock Units to a Participant is confirmed.

(ff)	“SAR” shall mean a stock appreciation right with respect to one Share granted under Section 9 of the Plan.

(gg)	“SAR Agreement” shall mean the agreement whereby the Company’s grant of SARs to a Participant is confirmed.

(hh)	“Service Provider” means an Employee, Director or Consultant.

(ii)	“Share” or “Shares” shall mean the $0.001 par value of common stock of the Company.

(jj)	“Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

(kk)	“Successor” means any acquiror of all or substantially all of the stock, assets or business of the Company.

(ll)	“Valuation Date” has the meaning set forth in Section 9(e) of the Plan.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

4.	ELIGIBILITY AND AWARDS AVAILABLE UNDER THE PLAN

(a)

Eligible Persons shall be eligible to receive Incentive Bonuses, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, and SARs under the Plan. In determining the Eligible Persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

(b)

The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Eligible Persons to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

(c)	A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Section 5.

5.	SHARES RESERVED UNDER PLAN

(a)

The aggregate number of Shares which may be issued under the Plan pursuant to the exercise of Options, the payment of Incentive Bonuses, the grant of Restricted Stock, and pursuant to the settlement of Restricted Stock Units shall not exceed 1,750,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Section 12 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; (2) upon the exercise of an Option granted under the Plan, the full number of Options exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise; and (3) upon the exercise of a SAR granted under the Plan, the full number of SARs exercised at such time shall not be treated as Shares issued under the Plan. For the sake of clarity, Shares withheld to satisfy taxes and Shares used to exercise an Option, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised by using the net exercise method in accordance with Section 7(f), the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and any required withholding tax. Further, for the avoidance of doubt, any Shares purchased by the Company using proceeds from Option exercises shall not be included in the number of Shares available under this Plan.

(b)	No individual Participant shall be eligible to receive grants of Options for more than an aggregate of 350,000 Shares during any calendar year (subject to adjustment as provided in Section 12 hereof).

(c)

The aggregate number of shares of Restricted Stock that are subject to vesting based on Qualifying Performance Criteria, plus the number of Restricted Stock Units that are subject to vesting based on Qualifying Performance Criteria granted to any one Participant during any calendar year shall be limited to 175,000 (subject to adjustment as provided in Section 12 hereof.)

(d)	In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 1,050,000 Shares (subject to adjustment as provided in Section 12 hereof).

6.	ADMINISTRATION OF THE PLAN

(a)	Different committees with respect to different groups of Service Providers may administer the Plan.

(b)

To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(c)

To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(d)	Other than as provided above, the Plan will be administered by (A) the Board of Directors or (B) a committee of the Board of Directors, which committee will be constituted to satisfy applicable laws.

(e)

The Administrator may designate the Secretary of the Company or other Company employees to assist the Administrator in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company.

7.	OPTIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)

Types of Options. An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonqualified Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonqualified Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

(b)

Maximum Annual Grant of Incentive Stock Options to Any Participant. The aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted in accordance with applicable law) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000 or any lower limit set forth in the Code from time to time.

(c)

Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall in all cases be equal to or greater than the Fair Market Value per Share on the date of grant of such Option.

(d)

Exercise. An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Section 7(g), below, or as otherwise determined by the Administrator, no Option granted to a Service Provider may be exercised unless that person is then rendering services to the Company or a Subsidiary and shall have been continuously so rendering services since its date of grant. Except as otherwise permitted by the Administrator, an Option shall be exercisable by a Participant giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price.

(e)

Vesting. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Administrator.

(f)

Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant, either directly or by attestation, which are equal in value to the purchase or exercise price. All Shares so delivered shall be valued at the Fair Market Value as of the business day immediately preceding the date on which such Shares are delivered. The Administrator may, in its discretion, permit a Participant to exercise an Option under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan. The Administrator may, in its discretion, permit a Participant to exercise an Option on a “net exercise” basis. In such case, the Company will deliver that number of Shares to the Participant which equals the number of Shares for which the Option was exercised, reduced by the number of whole Shares (which the Company shall retain) with a value on the date of exercise (based on the Fair Market Value as of the business day immediately preceding the date of exercise) equal to the exercise price and the required withholding tax at the time of exercise. To the extent the combined value of the whole Shares (valued at the Fair Market Value as of the business day immediately preceding the date of exercise) is not sufficient to equal the exercise price and required withholding tax, the Participant must pay such difference in cash to the Company before delivery of the Shares will be made to the Participant.

(g)	Termination of Relationship as a Service Provider. Except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be a Service Provider due to Disability shall have one year from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be a Service Provider, he or she then has a present right to exercise such Option;

(2) In the event of the death of a Participant while a Service Provider, any Option, as to all or any part of the Shares subject to such Option, granted to such Service Provider shall be exercisable:

(A) for one year after the Participant’s death, but in no event subsequent to ten years from its date of grant;

(B) only (i) by the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, (ii) if the deceased Participant dies without a surviving designated beneficiary, by the personal representative, Administrator, or other representative of the estate of the deceased Participant, or (iii) by the person or persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Participant would have been entitled to exercise such Option on the date of the Participant’s death.

(3) A Participant who holds an Option who has designated a beneficiary for purposes of Section 7(g)(2)(B)(i), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(4) If a Participant ceases to be a Service Provider for any other reason except termination of employment for Cause, then any Option, as to all or any part of the Shares subject to such Option, granted to such Participant shall be exercisable for three months after such cessation; provided, however, that no Option shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be a Service Provider, he or she then has a present right to exercise such Option.

(5) If a person ceases to be a Service Provider because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h)

Term of Options. In no event shall an Option be exercisable after the ten-year anniversary of the grant of such Option. Every Option that has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier time.

(i)

Nature of Options. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Options granted hereunder, or any right to exercise any of the rights or privileges of a stockholder (including, but not limited to, voting rights or entitlement to dividends) with respect to any Options until Shares are issued in connection with any exercise.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)	Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b)

Restrictions on Restricted Stock. Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Section 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), be forfeited to the Company upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction.

(c)

Vesting Conditions. The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest, including the satisfaction of performance criteria or the continuation of employment or services for the Company. The Administrator may set vesting conditions based upon the achievement of specific performance objectives, the continued employment of a Participant, or both. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator may set performance conditions based upon the achievement of Qualifying Performance Criteria. In such event, the Qualifying Performance Criteria shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Administrator that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.

(d)

Termination of Relationship as a Service Provider. Except as determined otherwise by the Administrator at the time of grant, if a Participant ceases to be a Service Provider for any reason, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(e)

Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable, or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

(f)

No Rights as Stockholders for Participants Holding Restricted Stock Units. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a stockholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(g)

Dividends and Distributions with Respect to Restricted Stock. Except as otherwise provided by the Administrator, a Participant who holds Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock, if any, until the Restricted Stock is forfeited or otherwise transferred back to the Company. Dividends payable by the Company to public stockholders in cash shall, with respect to any unvested shares of Restricted Stock, be paid in cash on or about the date such dividends are payable to public stockholders, subject to any applicable tax withholding requirements.

(h)

Distribution of Shares with Respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Section 12, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the Fair Market Value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the Fair Market Value of the Shares the Company would otherwise be obligated to deliver. The Fair Market Value of a Share for this purpose will mean the Fair Market Value on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock

Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

(i)

Dividends and Distributions with Respect to Restricted Stock Units. Except as otherwise provided by the Administrator, a Participant who holds Restricted Stock Units shall not be entitled to receive any dividends, dividend equivalents, or other distributions paid with respect to Shares.

9.	SARS

Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)	Grants. The terms of any grant of SARs shall be confirmed by the execution of a SAR Agreement.

(b)

Grant Value. The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator and shall in all cases be equal to or greater than the Fair Market Value per Share on the date of grant of such SAR.

(c)

Exercise. An SAR Agreement may provide for exercise of a SAR by a Participant in such amounts and at such times as shall be specified therein. Except as otherwise permitted by the Administrator, a SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d)

Vesting. SARs shall be exercisable at such times and in such installments during the period prior to the expiration of the SAR term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any SAR granted under this Plan subject to such performance requirements as deemed appropriate by the Administrator.

(e)

Rights on Exercise. A SAR shall entitle the Participant to receive from the Company an amount in cash substantially equal to the excess of the Fair Market Value of one share as of the business day immediately preceding the date of exercise (the “Valuation Date”) over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised.

(f)

Term of SARs. In no event shall a SAR be exercisable after the ten-year anniversary of the grant of such SAR. Every SAR that has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(g)	Termination of Relationship as a Service Provider. Except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be a Service Provider due to Disability shall have one year from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the Participant ceases to be a Service Provider, he or she then has a present right to exercise such SAR.

(2) In the event of the death of a Participant while a Service Provider, any SAR granted to such Participant shall be exercisable:

(A) For one year after the Participant’s death, but in no event later than ten years from its date of grant;

(B) only (i) by the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), (ii) if the deceased Participant dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Participant, or (iii) by the person or persons to whom the deceased Participant’s rights under the SAR shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Participant would have been entitled to exercise such SAR on the date of the Participant’s death.

(3) A Participant who holds a SAR who has designated a beneficiary for purposes of Section 9(g)(2)(B)(i), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(4) If a Participant ceases to be a Service Provider for any other reason except termination of employment for Cause, then any SAR granted to such Participant shall be exercisable for three months after such cessation; provided, however, that no SAR shall be exercisable subsequent to ten years after its date of grant, and provided further that on the date the person ceases to be a Service Provider, he or she then has a present right to exercise such SAR.

(5) If a person ceases to be a Service Provider because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h)

Nature of SARs. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any SARs granted hereunder, or any right to exercise any of the rights or privileges of a stockholder (including, but not limited to, voting rights or entitlement to dividends) with respect to any SARs.

10.	INCENTIVE BONUSES

Each Incentive Bonus granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a)

Incentive Bonuses in General. Each Award of an Incentive Bonus will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of one year or greater.

(b)

Incentive Bonus Agreement. The terms of any grant of an Incentive Bonus shall be confirmed by the execution of an Incentive Bonus Agreement. Each Incentive Bonus Agreement shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Award of an Incentive Bonus granted under this Plan for any fiscal year to any Participant shall not exceed $2,500,000.

(c)

Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Award of an Incentive Bonus, which criteria may be based on financial performance, personal performance evaluations, or both.

(d)

Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus, provided that the timing of such payment shall satisfy an exception to Code Section 409A or, if no such exception is available, the timing of such payment shall comply with the requirements of Code Section 409A. Payment for any Incentive Bonus shall be made in cash, Shares or a combination thereof as determined by the Administrator.

(e)

Discretionary Adjustments. Notwithstanding satisfaction of any Qualifying Performance Criteria, the amount paid under an Award of an Incentive Bonus on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

11.	LAWS AND REGULATIONS

Each Incentive Bonus Agreement, Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, and SAR Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

12.	ADJUSTMENT PROVISIONS

(a)

Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class are issued in respect of the outstanding Shares, or the Shares are changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Section 5 and the other limitations contained in Section 5, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Restricted Stock Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b)	Binding Effect. Any adjustment, waiver, conversion or other action taken by the Administrator under this Section 12 shall be conclusive and binding on all Participants and all other persons.

13.	CORPORATE TRANSACTIONS OR CHANGES OF CONTROL

(a)

Merger, Consolidation or Reorganization. In the event of the consummation of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the common stock ceases to be publicly traded, the Administrator may, subject to the approval of the Board of Directors, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (1) or (2) below:

(1) Appropriate provision may be made for the protection of such stock-based Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that, for Options or SARs, the excess of the aggregate Fair Market Value of the Shares subject to such Award immediately before such substitution over the exercise price or Grant Value thereof, if any, is not more than the excess of the aggregate Fair Market Value of the substituted shares made subject to such Award immediately after such substitution over the exercise price thereof, if any; or

(2) The Administrator may cancel such Award. In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Administrator, of the property (including cash) received by the holder of a Share as a result of such event over (ii) the exercise price of such Option or Grant Value of such SAR, multiplied by the number of shares subject to such Option or the number of SARs (including, in the sole discretion of the Administrator, any unvested portion). In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash or stock, as determined by the Administrator, based upon the value, as determined by the Administrator, of the property (including cash) received by the holder of a Share as a result of such event (including, in the sole discretion of the Administrator, payment for any unvested portion). No payment shall be made to a Participant for any Option or SAR if the exercise price for such Option or Grant Value of such SAR exceeds the value, as determined by the Administrator, of the property (including cash) received by the holder of a share of Company Stock as a result of such event. Except as otherwise provided by the Administrator, determination of any payment under this Section 13(a)(2) for an Award that is subject to Qualifying Performance Criteria shall be based upon achievement at the target level of performance.

(b)

Effect of Change in Control upon Certain Awards. Except as otherwise determined by the Administrator, or except where a Participant’s entitlement to an Award is subject to Qualifying Performance Criteria, upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve months following a Change in Control, all Awards will become fully vested, and for Options and SARs, immediately exercisable. In the case of an Award under which a Participant’s entitlement to the Award is subject to the achievement of Qualifying Performance Criteria, except as otherwise determined by the Administrator, upon the occurrence of a Change in Control, the Participant shall be deemed to have satisfied the Qualifying Performance Criteria at the target level of performance and such Award shall continue to vest based upon the time-based service vesting criteria, if any, to which the Award is subject. For Awards described in the preceding sentence that are assumed or maintained by the acquiring or surviving company following a Change in Control, except as otherwise determined by the Administrator, upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve months following a Change in Control, the time-based service vesting criteria shall be deemed satisfied at the time of such termination. Other than as specifically set forth in this Section 13, following a Change in Control, Awards shall continue to be subject to any time-based vesting criteria or forfeiture provisions to which such Awards were subject prior to the Change in Control.

14.	TAXES

(a)

Incentive Bonuses. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the payment of an Incentive Bonus.

(b)

Options and SARs. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR. The Company may defer making delivery with respect to Shares obtained pursuant to exercise of any Option until arrangements satisfactory to it have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a Participant exercising an Option may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate value (based on the Fair Market Value per Share on the business day immediately preceding the date the Option is exercised) equal to the amount of the required withholding tax.

(c)

Restricted Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate value (based on the Fair Market Value per Share on the business day immediately preceding the date the Shares are withheld) equal to the amount of the required withholding tax.

(d)

Restricted Stock Units. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units or the distribution of any Shares or cash payments with respect to Restricted Stock Units, and the Company may defer making delivery of Shares with respect to Restricted Stock Units until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. Except as otherwise provided by the Administrator, a Participant who holds Restricted Stock Units may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value (based on the Fair Market Value per Share on the business day immediately preceding the date the Shares are withheld) equal to the amount of the required withholding tax.

15.	TRANSFERABILITY

Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Administrator) expressly states that the Award is transferable, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred for value in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution or pursuant to a “domestic relations order,” as defined in the Code. The Administrator may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Administrator shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

16.	EFFECTIVENESS OF THE PLAN

The effective date of the Plan is April 24, 2014 (the “Effective Date”). The Board amended the Plan April 9, 2018, subject to the approval of stockholders of the Company at the 2018 Annual Meeting of Stockholders.

17.	TERMINATION AND AMENDMENT

Unless the Plan is earlier terminated as hereinafter provided, no Award shall be granted after the ten-year anniversary of the Effective Date of the Plan, as provided in Section 16. The Board of Directors may terminate the Plan or make such modifications or amendments to the Plan as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable to the Plan; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of stockholders at which a quorum is present and voting, adopt any amendment to the Plan for which stockholder approval is required under tax, securities or any other applicable law or the listing standards of such exchange or inter-dealer quotation system on which the Shares are listed. Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Incentive Bonus Agreement, Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, or SAR Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Participants. However, notwithstanding any other provision of the Plan, the Administrator may not reduce the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means without stockholder approval, except as authorized under Section 12 or 13 of the Plan.

18.	OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by a Participant under an Award granted pursuant to the Plan shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

19.	FORFEITURE OF AMOUNTS PAID UNDER THE PLAN

The Company shall have the right to require any Participant to forfeit and return to the Company any Award made to the Participant pursuant to this Plan (or amounts realized thereon) consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule, as such policy is amended from time to time.

20.	NO RIGHT TO EMPLOYMENT

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Administrator may approve with reference to the effect of approved leaves of absence.

21.	GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Administrator may provide that any dispute as to any Award shall be presented and determined in such forum as the Administrator may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.